UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 13, 2014

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 13, 2014, Park Brady retired from his position as Chief Executive Officer (“CEO”) and resigned as a member of the Board of Directors (the “Board”) of The St. Joe Company (the “Company”) effective August 14, 2014.

In connection with such retirement, the Company entered into a letter agreement with Mr. Brady (the “Letter Agreement”) on August 13, 2014. Pursuant to the terms of the Letter Agreement, Mr. Brady has agreed to serve as special advisor to the Company for a three-year period. Mr. Brady will receive consulting fees based on an annual rate of $300,000 and is eligible for a discretionary one-time cash incentive award of up to $400,000 as determined by the Compensation Committee of the Board in its sole discretion.

(c)

The Board appointed Jeffrey C. Keil to serve as the President and Interim CEO of the Company, effective August 14, 2014 upon Mr. Brady’s retirement, while the Company conducts its search for a new CEO. Mr. Keil, age 71, currently serves as a member of the Board. Prior to his appointment as President and Interim CEO, Mr. Keil served as a member of the Audit Committee of the Board (the “Audit Committee”). Concurrently with his appointment, Mr. Keil resigned as a member of the Audit Committee.

Mr. Keil will receive an annual base salary of $250,000 for his services as President and Interim CEO and is eligible for a discretionary performance bonus with a target level of 100% salary. Information regarding Mr. Keil’s background and business experience as required by Items 401(b), (d) and (e) of Regulation S-K is set forth in the Company’s 2014 Definitive Proxy Statement on Schedule 14A, filed on April 3, 2014.

There is no arrangement or understanding between Mr. Keil and any other person pursuant to which Mr. Keil was appointed President and Interim CEO. There are no family relationships between Mr. Keil and any of the Company’s directors and executive officers, and Mr. Keil is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Keil’s appointment as President and Interim CEO, Mr. Keil no longer meets the independence requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended and cannot serve as a member of the Audit Committee. The Company expects that Vito S. Portera, who was recently appointed to serve as member of the Board, to serve as a member of the Audit Committee and as a member of the Compensation Committee of the Board.

A copy of the complete text of the Letter Agreement is filed as Exhibit 10.59 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No	Description

10.59	Letter Agreement, dated August 13, 2014, between the Company and Park Brady.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

		By:	/s/ Marek Bakun
Marek Bakun
Chief Financial Officer

Date:	August 18, 2014